Exhibit 99.9

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of May 23, 2022, by and between the undersigned (the “Holder”) and Lionheart Acquisition Corporation II, a Delaware corporation (“LCAP”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Membership Interest Purchase Agreement, dated as of July 11, 2021 (as amended, the “MIPA”) by and among LCAP, Lionheart II Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of LCAP, each limited liability company set forth on Schedule 2.1(a) to the MIPA (collectively, the “MSP Purchased Companies”), the members of the MSP Purchased Companies listed on Schedule 2.1(b) to the MIPA (each, a “Member” and collectively the “Members”), and John H. Ruiz, as the representative of the Members.

BACKGROUND

WHEREAS, pursuant to the MIPA, each Key Employee who receives Up-C Units as Equity Consideration (the “Units”) shall enter into a Lock-Up Agreement with respect to such Units received in connection with the transactions contemplated by the MIPA.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    Lock-Up.

(a)    During the Lock-up Period (as defined below), the Holder irrevocably agrees that he will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any of the Units, enter into a transaction that would have the same effect, enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Units, whether any of these transactions are to be settled by delivery of any Units, or otherwise, or publicly disclose the intention to make any such offer, sale or disposition; provided that notwithstanding the foregoing, the Holder may pledge any Units in connection with securing financing or otherwise. In this Agreement, any restrictions applicable to “Units” shall also apply to the one Purchaser Class B Unit and the one share of Parent Class V Common Stock included in each of the Units and any shares of Parent Class A Common Stock the Holder elects to receive in lieu of Units pursuant to Section 3.1(b) of the MIPA.

(b)    In furtherance of the foregoing, during the Lock-up Period, LCAP will (i) place an irrevocable stop order on all the Units, including those which may be covered by a registration statement, and (ii) notify LCAP’s transfer agent in writing of the stop order and the restrictions on the Units under this Agreement and direct LCAP’s transfer agent not to process any attempts by the Holder to resell or transfer any Units, except in compliance with this Agreement.

(c)    “Units” means any Units beneficially owned (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by Holder as of immediately following the Closing, other than (i) any security received pursuant to an equity incentive plan adopted by LCAP on or after the Closing Date, (ii) any shares of Parent Class A Common Stock acquired in open market transactions, (iii) ten percent (10%) of the Units received by the Holder as Equity Consideration pursuant to the MIPA, (iv) any Units that constitute the Escrow Consideration, and (v) any shares of Parent Class A Common Stock or Units that are set forth on Schedule A hereto.

(d)    The “Lock-up Period” means the period commencing on the Closing Date and ending on the earlier of the date that is (i) six (6) months after the Closing Date and (ii) LCAP’s consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of LCAP’s stockholders having the right to exchange their shares of Parent Class A Common Stock for cash, securities or other property.

2.    Term. This Agreement shall automatically terminate upon the earlier to occur of (a) such date and time as the MIPA is terminated in accordance with its terms and (b) the expiration of the Lock-Up Period. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 2 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination

3.    Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Holder from serving on the Board of Directors of LCAP or from taking any action, subject to the provisions of the MIPA, while acting in the capacity as a director of LCAP. Each Holder is entering into this Agreement solely in its capacity as the anticipated owner of Units following the consummation of the transactions contemplated by the MIPA.

4.    Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, subject to the conditions below, the Holder may transfer Units (a) in connection with transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) (the “Securities Act”) or to the estates of any of the foregoing; (b) transfers by gift or sale to or among the spouse of the Holder, a family member of the Holder, or any trust created and existing for the primary benefit of the Holder, the Holder’s spouse or a family member of the Holder; (c) in connection with transfers by will or intestacy to a family member of the Holder or a trust for the benefit of a family member of the Holder; (d) by virtue of the laws of descent and distribution upon the death of the Holder; (e) pursuant to a qualified domestic relations order; provided, that in the case of any transfer pursuant to the foregoing clauses it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; or (f) in connection with the entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the Units; provided, that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

5.    Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and is enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of LCAP, LCAP’s legal counsel, or any other person.

6.    No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

7.    Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) Business Days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)    If to LCAP prior to the Closing, to:

4218 NE 2nd Avenue

2nd Floor

Miami, Florida 33137

Attention: Ophir Sternberg

Email: o@lheartcapital.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

2525 East Camelback Road

Esplanade II Suite 1000

Phoenix, AZ 85016-4232

Attention: Steven D. Pidgeon

Email: steven.pidgeon@us.dlapiper.com

(b)    If to LCAP following the Closing, to:

2701 Le Jeune Road, Floor 10

Coral Gables, Florida 33134

Attn: General Counsel

Email: generalcounsel@msprecovery.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Aiello; Amanda Fenster

Email: michael.aiello@weil.com; amanda.fenster@weil.com

(c)    If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

2701 Le Jeune Road, Floor 10

Coral Gables, Florida 33134

Attn: Frank C. Quesada

Email: fquesada@msprecovery.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.    Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

9.    Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

10.    Successors and Assigns. Except as expressly provided otherwise in this Agreement, this Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by LCAP and its successors and assigns.

11.    Amendment. This Agreement may be amended or modified only by written agreement executed by each of the parties hereto.

12.    Further Assurances. Each of the parties to this Agreement shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

13.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.    Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any such party of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties thereto agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

15.    Governing Law; Jurisdiction. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance hereof; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

18.    Waiver. No failure or delay on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

19.    Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provisions in the MIPA, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LIONHEART ACQUISITION CORPORATION II

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Chairman

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:	/s/ Frank C. Quesada
Frank C. Quesada

2701 Le Jeune Road, Floor 10
Coral Gables, Florida 33134
Attn: Frank C. Quesada
Email: fquesada@msprecovery.com